Exhibit 99.1

Power REIT Adjourns 2026 Annual Meeting to November 10, 2026 to Allow Additional Time for Shareholders to Vote on Proposal 3

Board urges common shareholders to vote now on the Series A Preferred Stock amendment

OLD BETHPAGE, N.Y., October 28, 2026 (Globe Newswire) – Power REIT (NYSE American: PW) announced that on October 27, 2026 it convened its 2026 Annual Meeting of Shareholders and, because sufficient votes had not been received to approve Proposal 3, adjourned the meeting, with respect to all proposals, to November 10, 2026 at 10:30 a.m. Eastern time at 477 Madison Avenue, New York, New York 10022. The adjournment allows shareholders additional time to vote.

The vote required. Approval of Proposal 3 requires the affirmative vote of a majority of all Common Shares outstanding on the September 11, 2026 record date. Because the required vote is measured against all outstanding shares, a share that is not voted has the same effect as a vote against the proposal.

Independent support. Institutional Shareholder Services (ISS), a leading independent proxy advisory firm, has recommended that shareholders vote FOR Proposal 3. ISS concluded that approval would give the Board added flexibility to resolve the Series A Preferred Stock overhang while the Trust remains listed on the NYSE American and registered under the Exchange Act.

What is at stake. As the proxy statement explains, the Series A Preferred Stock presents a capital structure issue that the Board cannot resolve without the approval of the holders of the Series A Preferred Stock, and Proposal 3 is intended to allow that approval to be sought without a further vote of the common shareholders. If the Trust cannot address the Series A Preferred Stock overhang, the Board has disclosed that a delisting from the NYSE American and deregistration under the Exchange Act become likely. Delisting and deregistration would end exchange trading of the Common Shares, would reduce liquidity and the public reporting available to shareholders, and, as described in the proxy statement, would trigger the conversion rights of the holders of the Series A Preferred Stock. We cannot assure shareholders that approval of Proposal 3 will avoid these outcomes.

Next steps. The record date of September 11, 2026 will not change. Proxies already submitted remain valid and will be voted at the adjourned meeting unless revoked, and shareholders who have already voted need not take any further action. The Board of Trustees recommends that shareholders vote FOR Proposal 3. The Trust needs shareholders’ votes now to avoid a further adjournment while it works to secure this important vote. If sufficient votes have not been received by the time of the adjourned meeting, the Board may adjourn the meeting again, as described in the proxy statement. Each additional adjournment and round of solicitation adds to the expense the Trust bears on behalf of all shareholders, so a prompt vote helps avoid that.

How to vote. Shareholders may vote by internet at www.proxyvote.com, by telephone at 1-800-690-6903, or by returning the white proxy card or voting instruction form they received. Shareholders who hold shares through a bank or broker should note that their broker cannot vote on Proposal 3 without their instructions. Shareholders who have voted previously may change their vote at any time before the polls close. Shareholders who oppose Proposal 3, or who have questions or concerns about it or need assistance voting, are encouraged to contact Power REIT at 212-750-0371 or ir@pwreit.com, or the Trust’s proxy solicitor, Sodali & Co., at (203) 658-9400 or PW@investor.sodali.com, so that the Trust can understand and address their concerns.

About Power REIT. Power REIT (NYSE American: PW) is a specialized real-estate investment trust (REIT) focused on sustainable real estate. Power REIT is currently diversified into 4 industries: Controlled Environment Agriculture (Greenhouses), Solar Farm Land,Transportation (Railroad) and single family rental homes.

Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include statements about the timing of the adjourned meeting and the possibility of further adjournment of the 2026 Annual Meeting of Shareholders, the vote required to approve Proposal 3, the Trust’s capital structure and the Series A Preferred Stock, the Trust’s ability to maintain its listing on the NYSE American and its registration under the Exchange Act, and the Trust’s ability to raise capital. Words such as “intends,” “expects,” “believes,” “may,” “would,” “could” and similar expressions identify forward-looking statements. These statements reflect the Trust’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially. Those risks include the risk that Proposal 3 is not approved, that the Trust does not receive sufficient votes in favor of Proposal 3 by the date of the adjourned meeting or any later adjournment, that the Trust is unable to resolve the Series A Preferred Stock overhang, that the Trust’s Common Shares are delisted from the NYSE American or deregistered under the Exchange Act, and that any resolution of the Trust’s capital structure results in dilution to holders of Common Shares or does not achieve the Board’s objectives. Additional risks are described in the Trust’s proxy statement dated September 16, 2026, and in its Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release, and the Trust undertakes no obligation to update them except as required by law.

Additional Information. The Trust has filed a definitive proxy statement and a white proxy card with the SEC in connection with the 2026 Annual Meeting of Shareholders. Shareholders are urged to read the proxy statement and any other relevant documents carefully, because they contain important information. Shareholders may obtain these documents free of charge from the SEC’s website at www.sec.gov and from the Trust’s website. Information about the Trust’s trustees and executive officers and their interests in the solicitation is contained in the proxy statement.

Contact: David H. Lesser, Chairman and Chief Executive Officer, Power REIT, 212-750-0371, ir@pwreit.com